CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Independent Auditors" and "Annual Report" in the Statement of Additional Information, included in Post-Effective Amendment Number 50 to the Registration Statement (Form N-1A, No. 811-3651) of Touchstone Strategic Trust, and to the use of our report on the Touchstone Strategic Trust March 31, 2003 financial statements dated May 19, 2003, incorporated by reference therein.



                          /s/ Ernst & Young LLP



Cincinnati, Ohio
September 4, 2003

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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



  We consent to the references to our firm in the Registration Statement on

Form N-1A of the Touchstone Strategic Trust and to the use of our report dated

February 12, 2003 on the financial statements and financial highlights of the

Navellier Large Cap Growth Portfolio, a series of shares of The Navellier

Performance Funds. Such financial statements, financial highlights and report of independent certified public accountants appear in the 2002 Annual Report to

Shareholders and are incorporated by reference in the Registration Statement and

Prospectus.



                               /s/ TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
September 5, 2003


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